UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 16, 2006
(Date of Earliest Event Reported)
EL PASO EXPLORATION & PRODUCTION COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	33-106586	76-0637534
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 420-2600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Items.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release
Slide Presentation

Item 7.01 Regulation FD Disclosure.
     On May 16, 2006, Mark Leland, the executive vice president and chief financial officer of El Paso Corporation, our parent company (“El Paso”), will be making a presentation at the Bear Stearns Annual Global Credit Conference. A copy of El Paso’s press release is attached hereto as Exhibit 99.A and a copy of the slide presentation is available in the Investors section of El Paso’s web site at www.elpaso.com and those slides pertaining to our business (as well as information about El Paso in general) are attached hereto as Exhibit 99.B. The information disclosed in this Item, and the corresponding exhibits of this Current Report on Form 8-K, are furnished to comply with Regulation FD, but are not considered to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and are not subject to the liabilities of that section.
Item 8.01 Other Items.
     El Paso Corporation (NYSE;EP) announced today that our West Cameron 75 and 62 new-field discoveries are online and currently flowing a total of approximately 20 million cubic feet equivalent per day (MMcfe/d), net to El Paso’s interest. These wells are located about 12 miles offshore of Cameron, Louisiana, in 32 feet of water. We operate both wells and have a 36-percent net revenue interest (NRI) in the West Cameron 75 well and a 54-percent NRI in West Cameron 62.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.A	Press Release dated May 16, 2006.

99.B	Slide Presentation dated May 16, 2006 (without slides numbered 10-14 pertaining to El Paso’s pipeline business).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO EXPLORATION & PRODUCTION COMPANY

By:	/s/ David L. Siddall

David L. Siddall
Corporate Secretary
Dated: May 16, 2006
EXHIBIT INDEX

Exhibit
Number	Description

99.A	Press Release dated May 16, 2006.

99.B	Slide Presentation dated May 16, 2006.